                               STRATEGIC ALLIANCE
                                      AND
                               SERVICE AGREEMENT

                                 by and between

                           PRECISION AUTO CARE, INC.

                                      and

                                PETRO USA INC.,
                a subsidiary of Getty Petroleum Marketing, Inc.

                              STRATEGIC ALLIANCE
                              ------------------
                                      AND
                                      ---
                               SERVICE AGREEMENT
                               -----------------

     This Strategic Alliance and Service Agreement (the "Agreement") is made and entered into as of March 20, 2000, by and between PRECISION AUTO CARE, INC. ("Precision"), a Virginia corporation having its principal place of business at 748 Miller Drive, S.E., Leesburg, Virginia 20175, and PETRO USA INC. ("PETRO"), a New York corporation and a subsidiary of Getty Petroleum Marketing Inc. ("Getty"), a Maryland corporation having its principal place of business at 125 Jericho Turnpike, Jericho, New York 11753.

                                R E C I T A L S:
                                ---------------

     A. Precision as the result of the expenditure of time, skill, effort, and money has developed and owns unique and distinctive systems ("Systems") for the establishment and operation of an automotive service business;

     B. The distinguishing characteristics of the Systems include, without limitation, unique and specialized training, management, and marketing techniques and materials; procedures and methods of operation; uniform standards, specifications, and procedures for products, equipment and services; distinctive appearance; and advertising and promotional programs, all of which may be changed, improved, and further developed by Precision from time to time;

     C. Precision identifies the System by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin ("Proprietary Marks"), including but not limited to the name and marks "PRECISION TUNE AUTO CARE", "PRECISION LUBE EXPRESS" and "PRECISION AUTO WASH" and such other names, marks and indicia as may now or hereafter be designated by Precision in writing for use in connection with the System;

     D. Precision continues to develop, use, and control the use of the Proprietary Marks in order to identify for the public the source of products and services marketed under the Proprietary Marks and to represent the high standards of quality associated with the Proprietary Marks;

     E. The parties desire to co-brand their proprietary marks by offering to certain Getty dealers the opportunity to become Precision Tune Auto Care(R), Precision Lube Express(R), or Precision Auto Wash(R) franchises at the Getty(R) service stations ("Precision Franchisees") which are leased by Getty to such dealers ("Getty Co-Branding Program"); and

     F. PETRO, acknowledging the importance of maintaining high and uniform standards of quality in connection with the Systems and the Proprietary Marks, desires to assist Precision in the support of Precision's franchisees at certain Getty(R) locations throughout the Northeast and Mid-Atlantic states in accordance with the terms and conditions of this Agreement by performing certain services relating to the Getty Co-Branding Program.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual undertakings and commitments set forth in this Agreement, Precision and PETRO hereby agree as follows:

                     ARTICLE I.    APPOINTMENT; TERMINATION
                     --------------------------------------

  1.1 Precision hereby appoints PETRO to assist in the support of Precision franchises (the "Precision Franchises") at certain locations at which Getty (or its dealers) are operating Getty(R) gasoline stations and other branded services and to relieve Precision from performing certain services at those locations. PETRO hereby accepts and agrees to discharge its obligations as provided in this Agreement.

  1.2 During the term of this Agreement, PETRO acknowledges and agrees that Precision may grant similar agreements to third parties to either promote the sale of Precision Franchises to prospective franchisees and/or to provide support services to such franchisees, subject only to any exclusive territory rights under the Precision Franchise agreements (the "Franchise Agreements").

  1.3 The term of this Agreement shall commence on the date first mentioned above and continue in effect until the first to occur of (i) termination of all Precision Franchises located at Getty(R) service stations; or (ii) ten (10) years, unless earlier terminated or canceled as provided herein. PETRO may become entitled to renew this Agreement for unlimited additional consecutive terms of five (5) years subject to the following conditions:

     1.3.1 PETRO shall have substantially complied with all of the material terms and conditions of this Agreement throughout the initial term, or renewal term, and at the time of renewal shall not be in default of any material term or condition of this Agreement, any amendment hereof, or any other agreement between PETRO and Precision, its subsidiaries, affiliates or divisions;

     1.3.2 PETRO shall give Precision written notice of its desire to renew not less than six (6) months nor more than twelve (12) months prior to the expiration of the then-current term;

     1.3.3 PETRO shall comply with Precision's then-current qualification and training requirements for PETRO and their employees;

     1.3.4 The parties shall execute a mutual general release, in a form mutually acceptable to both parties, of any and all claims, except for indemnification for negligence claims and patent and trademark claims, against one another and its subsidiaries, affiliates and divisions, and their respective officers, directors, shareholders, employers and agents; and

     1.3.5  The parties shall execute an extension of this Agreement.

     1.4 This Agreement is not a license agreement and does not grant PETRO any rights to use the Proprietary Marks except in its performance of its duties and does not grant PETRO the right to grant franchises or subfranchises. PETRO's rights to use the Proprietary Marks beyond its operations under this Agreement are limited and governed by the terms of separate franchise or license agreements, if any, between Precision and PETRO and / or Getty.

     1.5 Nothing in this Agreement shall be deemed to require PETRO to purchase or operate Precision Franchises. If PETRO desires to purchase or operate Precision Franchises, PETRO may do so subject to the terms and conditions being offered by Precision with regard to Precision Franchises.


             ARTICLE II.   DESCRIPTION OF STRATEGIC ALLIANCE AND
             ----------------------------------------------------
                      OBLIGATIONS OF PRECISION AND PETRO;
                      -----------------------------------

     2.1 Petro agrees that it will from time to time present potential Getty sites to Precision for consideration for a Precision Franchise. Upon Precision's request, Petro will discuss a Precision Franchise with a mutually selected Getty dealer and present to him the requisite Disclosure Documents. Petro, with Precision's assistance, will complete the administration of the requisite Contract Documents. (The Disclosure Documents and Contract Documents are hereinafter collective referred to as "Documents".)

     2.2 The parties have initially selected * potential Getty sites for which Documents will be presented to the Getty dealers. The addresses of the * sites are set forth on Schedule 1 hereto. The Documents shall also include the Getty(R) Co-Branding Addendum, the Trial Franchise Addendum and the Amendments to Getty Lease and to Getty Contract, the current forms of which are attached hereto as Exhibits A, B, C and D. Franchise Agreements with Getty dealers who lease sites not listed on Schedule 1 shall not have the Trial Franchise Addendum.

     2.3 In the event that a Franchise is terminated at the end of the one-year trial period or at any time because of a Franchisee's default , Precision agrees that the $* Initial Franchise Fee for the next Franchise Agreement entered into with a Getty dealer at the same location will be reduced by Precision to $* to cover the cost of training.

     2.4 The parties hereto agree that if a dealer/Franchisee is in default under the Getty Lease or Getty Contract, pursuant to the Franchise Agreement, Petro shall have the right to advise Precision of the default and at Petro's direction, Precision shall give notice of default to the dealer/Franchisee, and take whatever action is necessary and proper as required by Petro (including without limitation the commencement of legal proceedings) and by the cross-default provisions in the applicable Contract Documents. In the event that Petro wrongfully or incorrectly initiates the foregoing default procedure, Petro agrees that it shall defend, indemnify and hold harmless Precision against any cause of action, claim or counter-claim that may be asserted by the dealer/Franchisee against Precision because of such wrongful or incorrect default initiation. Otherwise, each party shall defend itself at its own expense.

* Confidential portions omitted and filed separately with the Commission.

     2.5 In the event that Getty or Petro, in its sole judgment and discretion, determines at the end of the one-year trial franchise period for the * Getty sites (or such lesser number of sites which become Precision Franchise sites with the Trial Franchise Addendum) that the Precision Franchises are not suitable for Getty service stations, then such party, in addition to electing not to continue such * or fewer Precision Franchises, shall have the right to terminate this Agreement in its entirety. In such event there will be no refund of Franchise Fees or Operating Fees and Getty and Petro will forego its right to have Initial Franchise Fees reduced to $* for any new Precision Franchises, Getty or its dealers may obtain in the future.

     2.6  Development and Right of First Refusal

          2.6.1 The parties agree to review the Getty(R) service stations and mutually determine which, if any, of such locations are suitable for the development and operation of a Precision Franchise. The development and operation of a Precision Franchise shall only be commenced after the execution of an appropriate franchise agreement substantially in the form of Exhibit 1 (for a Precision Tune Auto Care Center), Exhibit 2 (for a Precision Lube Express Center), or Exhibit 3 (for a Precision Auto Wash), all of which forms are attached to this Agreement, including the Getty Co-Branding Addendum.

          2.6.2 Precision plans to continue the development of Precision Franchises throughout the country. It is agreed therefore that upon PETRO receiving notice from Precision of its intent to sell a particular Precision Franchise within a * mile radius of any of the Getty(R) service stations selected in paragraph 2.1.1 above for the development and operation of a Precision Franchise, Getty or PETRO shall have the option to purchase a similar Precision Franchise within 30 days of its receipt of said notice and thereby preclude Precision's sale of said similar Precision Franchise within such * mile radius for the term of this Agreement.

     2.7 Getty shall be responsible for the following items relating to the establishment of a Precision Franchise:

     2.7.1  Pre-opening site review
     2.7.2  Analysis of potential universe of sites
     2.7.3  Construction management
     2.7.4  Financing, if any, of the improvements and equipment
     2.7.5  Coordination of signage conversion

     2.8 It is understood that, in order for a site to qualify as a Precision Lube Express(R), the center must have at least two service bays and in order for a site to qualify as a Precision Tune Auto Care(R), the center must have at least three service bays.

2.9 For each Precision Franchise opened and established, Precision shall reimburse PETRO:

* Confidential portions omitted and filed separately with the Commission.

          2.9.1 * the actual cost of approved building wrap signage up to a maximum reimbursement of *, and

          2.9.2 * the actual cost of approved signage for the pole can signs up to a maximum reimbursement of *.


                      ARTICLE III.   FEES AND COMPENSATION
                      ------------------------------------

     3.1 In consideration of the undertaking of the support services undertaken by PETRO hereunder, Precision shall pay to PETRO * of the initial franchise fees and operating fees (as defined in the franchise agreements) which Precision actually receives for each Precision Franchise. PETRO agrees that in consideration of its portion of the initial franchise fee received on Precision Franchises beginning with the first (1st) Precision Franchisee though the *, Precision shall allocate from PETRO's portion, * to be applied as a credit towards parts and supplies at Service Champ(R). PETRO also agrees that in consideration of the initial franchise fee received on the first * Precision Franchises, PETRO shall provide * for Grand Opening advertising in addition to the amount required under each Precision Franchise. PETRO shall not be entitled to discounts related to the initial franchise fee.

     3.2  Precision shall make payments to PETRO as follows:

               3.2.1 PETRO's portion of each initial franchise fee (as defined in the franchise agreements) shall be paid within fifteen (15) days after Precision has received both the initial franchise fee and a signed original of a Precision Franchise Agreement and related documents;

               3.2.2 PETRO's portion of all operating fees (as defined in the franchise agreements) paid to Precision shall be paid within two (2) business days after receipt by Precision.

     3.3 It is understood and agreed that PETRO shall collect these fees (as defined in the franchise agreements) from the Precision Franchises according to their franchise agreements and agreements Getty will enter into with its dealers. Upon receipt of such fees, PETRO shall remit to Precision * of the collected fees within two (2) business days. Precision shall be entitled, at its option and from time to time, to offset its payments to PETRO by any amount that may be currently due and payable by PETRO or any affiliated entity of PETRO to Precision, its subsidiaries or affiliates. Precision shall provide PETRO with an accounting at the time any such deduction or offset is made.

     3.4 PETRO shall use reasonable and best efforts to collect fees due from Precision Franchisees, however, neither PETRO nor Getty shall be responsible or liable for fees which are uncollectible from Precision Franchisees. Upon collection of such fees, PETRO is responsible

* Confidential portions omitted and filed separately with the Commission.

for remitting to Precision such fees in a timely manner as prescribed by this Agreement. Notwithstanding the aforementioned, in the event that it should become necessary for Precision or PETRO, on behalf of Precision, to engage the services of a lawyer in order to enforce on a Precision Franchisee the obligations and duties imposed by any Franchise Agreement, or if Franchisor files suit against any Precision Franchisee with respect to enforcing the obligations and duties of any Franchise Agreement, then PETRO agrees to pay Franchisor a portion of all fees, costs and expenses, including, but not limited to, attorney's fees and court costs, incurred by Franchisor equal to that portion of the operating fees to be received by PETRO.

     3.5 The parties may, by mutual agreement, at any time, issue a refund of all or any portion of the initial fee paid. For each such refund, PETRO shall pay to Precision its pro rata share of the refund, based on the portion of the initial fee originally received by PETRO, within ten (10) business days after such agreement.

     3.6 Precision has affiliated entities which sell certain parts, products, and supplies, including equipment, through Service Champ(R), which may be purchased for use at the Precision Franchises. Precision agrees to pay to Getty the following amounts for any parts, products and supplies, including equipment*, purchased and paid for from Service Champ or Precision Tune Auto Care, Inc. from the Precision Franchisees located at the Getty(R) service stations:

     o * on sales up to * in each twelve month period beginning April 1, 2000; plus

     o * on sales between * and * in each twelve month period beginning April 1, 2000; plus

     o * in excess of * in each twelve month period beginning April 1, 2000.

     * Purchases of equipment from Service Champ(R) or Precision Tune Auto Care shall count towards the sales levels required above; however, prior to determining the monthly amount paid to Getty, equipment purchases shall be deducted from sales figures. For example, purchases and payments received total *, which includes sales of * on equipment. Getty would be entitled to
     * of * plus * of * because the equipment sales of * were deducted from the monthly sales figure.

     Such payments shall be made monthly by the 15th of each month on amounts collected (good funds) in payment for purchases made in the prior month.


                ARTICLE IV.   DUTIES OF PETRO; SERVICES PROVIDED
                ------------------------------------------------

     4.1 Except as Precision may otherwise expressly permit in writing, PETRO shall devote reasonable efforts to the promotion, service and support of the Precision Franchises pursuant to this Agreement.

* Confidential portions omitted and filed separately with the Commission.

     4.2 Precision may require that the employees of PETRO who are actively involved in the promotional, service and support operations of PETRO hereunder attend and satisfactorily complete such training programs as Precision may require.

     4.3 PETRO shall be responsible for all expenses incurred by its employees in connection with such training programs, including, without limitation, costs and expenses of transportation, lodging, meals, and wages and employee benefits.

     4.4 In conjunction with Precision marketing personnel, PETRO shall be responsible for organizing and coordinating local advertising and promotional activities for the Precision Franchises in accordance with the terms of the Franchise Agreements.

     4.5 PETRO shall comply with Precision's reasonable requirements for customer satisfaction programs and quality control, including responding to customer complaints and inquiries relating to the Precision Franchises, mediating disputes with customers and providing periodic oral and written reports to Precision on the results of such contacts.

     4.6 Not less frequently than once a month, PETRO shall inspect each Precision Franchise center and make a written report to Precision on the results of its inspections using the forms provided by Precision for that purpose.
PETRO shall also submit to Precision upon request from time to time such other forms, reports, records, statements, information, and data as Precision may reasonably require, in the form and at the times and places specified by Precision.

     4.7 PETRO shall provide full assistance and information as reasonably requested by Precision in connection with requiring compliance with all Precision standards and procedures, including but not limited to their Franchise Agreements and related agreements and Getty's agreements with its dealers and submission of required reports and payments.

     4.8 PETRO may purchase or lease all equipment, inventory, supplies, tools, and other products and materials required for the performance of PETRO's obligations hereunder solely from suppliers (including distributors, manufacturers, and other sources) who demonstrate, to the continuing reasonable satisfaction of Precision, the ability to meet Precision's reasonable standards and specifications for such items; who possess adequate quality control and capacity to meet PETRO's needs promptly and reliably; and who have been approved in writing by Precision and not thereafter disapproved. If PETRO desires to purchase any items from an unapproved supplier, PETRO or the supplier shall submit to Precision a written request for approval. Precision's approval shall not be unreasonably withheld. Precision reserves the right to require that its representatives be permitted to inspect the supplier's facilities and that samples from the supplier be delivered to Precision or its designee for testing. Precision may impose a charge not to exceed the reasonable costs of inspection and testing, which shall be paid by PETRO or the supplier. Precision reserves the right from time to time to reinspect the facilities and products of any previously approved supplier and to revoke its approval upon the supplier's failure to continue to meet any of Precision's standards and specifications.

     4.9 If PETRO obtains services from third-party providers with respect to the Precision businesses, Precision shall have the right to review the terms and conditions of such arrangements and require additional information about the business background and qualifications of the providers, including (at Precision's option) personal interviews with individuals providing such services. If, in providing services to PETRO, any third party may obtain access to confidential information concerning Precision, the System and/or Precision businesses, Precision may require, as a condition of approval of such provider, the execution of covenants of non-disclosure and non-competition in a form satisfactory to Precision. Precision may disapprove any provider who does not demonstrate, to Precision's continuing satisfaction, an ability to comply with the methods, procedures and standards established for the System and set forth in the Manuals or otherwise in writing and to meet PETRO's needs promptly and reliably.

     4.10 Failure by PETRO, at any time after receipt of thirty (30) days notice to cure, to provide any of the services required hereunder, shall constitute a material default under this Agreement. Upon such default, Precision, in its discretion, may provide services directly and charge PETRO for Precision's out of pocket costs and expenses in doing so.

                     ARTICLE V.   CONFIDENTIAL INFORMATION
                     -------------------------------------

     5.1 The parties expressly understand and agree that a confidential relationship is established between Precision and PETRO under this Agreement and that, as a result thereof, the parties will be disclosing and transmitting to one another certain confidential and proprietary information relating to their respective businesses, the Systems and the development of Precision Franchises. The parties hereby agree that:

               5.1.1 they shall treat and maintain such information as confidential during the term of this Agreement and thereafter;

               5.1.2 they shall use such information only for its operations under this Agreement;

               5.1.3 they shall disclose such information only to its employees or agents and not to anyone else;

               5.1.4 they shall restrict disclosure of such information to only those of their principals, employees or agents who are directly connected with the performance of work requiring knowledge thereof and shall disclose only as much information as is required to enable those employees or agents to carry out their assigned duties;

               5.1.5 they shall advise their principals, employees and agents of the confidential nature of such information and the obligation not to disclose it; and

               5.1.6 Upon request, the party receiving the information (the "Receiving Party") shall obtain and deliver to the providing party (the "Providing Party") signed confidentiality agreements (see Exhibit
          1) from any or all principals, employees or agents who may have access to confidential information. Such agreements shall be in a form satisfactory to the Providing Party and shall identify the Receiving Party as a third-party beneficiary with the independent right to enforce them.


     5.2 Any and all information, knowledge, techniques and know-how, including any and all records thereof in any form, which the Providing Party designates as confidential shall be deemed confidential for purposes of this Agreement, except information which the Receiving Party can demonstrate came to its attention prior to disclosure thereof, or which, at the time of disclosure was in the public domain; or which, after the time of disclosure enters the public domain through publication or lawful communication by persons other than the Receiving Party, its principals, employees or agents.

     5.3 Both parties acknowledge that any failure to comply with the requirements of this Article will cause irreparable injury for which no adequate remedy at law may be available. Accordingly, the parties consent to the issuance of an order of specific performance, or an injunction against violation of the terms of this Article.


                            ARTICLE VI.  INSPECTIONS
                            ------------------------

     6.1 Subject to the rights of tenancy of the Getty dealers, PETRO shall grant Precision and its agents the right to conduct inspections and to monitor the operations at the locations of the Precision Franchisees. PETRO shall cooperate fully in such inspections and, immediately upon notice from Precision, shall make reasonable efforts to cause the non-complying Precision Franchisees to correct any deficiencies.


                      ARTICLE VII.   TRANSFER OF INTEREST
                      -----------------------------------

     7.1 PETRO understands and acknowledges that the rights and duties of PETRO set forth in this Agreement are personal to PETRO and that Precision has entered into this Agreement in reliance on PETRO's business experience and financial capacity. Accordingly, PETRO agrees that Precision's express prior written consent shall be a necessary condition precedent to the sale, assignment, transfer, conveyance, gift, pledge, mortgage, encumbrance, or hypothecation of any direct or indirect interest in this Agreement or the rights granted hereunder. Except as specifically provided in this Article, any purported assignment or transfer, by operation of law or otherwise, not having the express prior written consent of Precision shall be null and void; of no effect on Precision, and shall constitute a material breach of this Agreement. PETRO acknowledges and agrees that each condition required to be met by a proposed transferee hereunder is necessary to assure the transferee's full performance of its obligations hereunder.

     7.2 Notwithstanding the foregoing, PETRO shall be entitled to transfer, to Getty or to another wholly-owned subsidiary of Getty, its interest in and rights under this Agreement to an entity that is wholly-owned by PETRO provided that PETRO shall provide its guaranty of the transferee.

     7.3 Precision's consent to any proposed transfer shall not be deemed to constitute a waiver of any claims Precision may have against any transferor, any right to demand exact compliance with any terms of this Agreement by any transferor or transferee, any future rights or options of Precision, or any provision of this Agreement.

     7.4 Precision shall have the right to transfer and assign all or any part of its interest herein, including its rights of first refusal to any person or legal entity.

     7.5 In the case either party shall consolidate or merge into or with another corporation, or in the case either party shall sell or convey to any other person or persons fifty one percent (51%) of that party's outstanding common stock, the other party shall have the right to terminate this Agreement immediately upon the other party's action set forth herein this paragraph provided only if the surviving entity has a net worth less than the net worth of the acting party at the time this Agreement was entered into.


                     ARTICLE VIII.  DEFAULT AND TERMINATION
                     --------------------------------------

     8.1  Except as set forth in paragraph 7.5, either party shall have thirty
(30) days after receipt of a written Notice of Default within which to remedy any default hereunder and provide evidence thereof. If any such default is not cured within that time, this Agreement may be terminated by the non-defaulting party upon written notice to the defaulting party. Notwithstanding the foregoing language, the cure period for non-monetary defaults shall be extended for additional time so long as the defaulting party is diligently pursuing a cure of the default and the reason the default has not been cured is beyond the control of the defaulting party. The defaulting party shall provide the non-defaulting party written evidence of its efforts to cure any defaults. The filing of the petition of bankruptcy which is not withdrawn within thirty (30) days shall constitute an event of default for which the non-defaulting party may terminate this Agreement.


             ARTICLE IX. OBLIGATIONS UPON TERMINATION OR EXPIRATION
             ------------------------------------------------------

     9.1 Upon the expiration of this Agreement, or its termination for any reason, all of PETRO's rights hereunder shall terminate. In particular, and without limiting the foregoing, PETRO shall immediately cease its activities hereunder and shall:

               9.1.1 Immediately deliver to Precision or its designee all documents, records and materials in PETRO's possession or control relating to its activities under this Agreement. PETRO agrees to sign an affidavit, if requested by Precision, to verify its compliance with this subsection; and

               9.1.2 Comply with all requirements under this Agreement which expressly or by reasonable implication apply to PETRO's conduct after termination or expiration.

     9.2 In the event of any default under this Agreement, the defaulting party shall pay the non-defaulting party all costs and expenses, including reasonable out of pocket legal and accounting fees, incurred in connection with obtaining damages or injunctive or other relief for the enforcement of any provisions of this Agreement.


                        ARTICLE X. RESTRICTIVE COVENANTS
                        --------------------------------

     10.1 During the term of this Agreement, PETRO covenants that it shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, or legal entity, divert or attempt to divert any potential franchisee prospect or any other business, opportunity, or customer of Precision to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System.

     10.2 During the term of this Agreement and for a period of two (2) years after its termination or expiration, PETRO covenants that it shall not, either directly or indirectly, employ or seek to employ any person who is at that time (or was within the previous six [6] months) employed by Precision or by any Precision area representative, franchisee, or developer without the prior express permission of such employer, or otherwise directly or indirectly induce any such employee to leave his or her employment.

     10.3 PETRO specifically acknowledges that, pursuant to this Agreement, PETRO will receive valuable specialized training and confidential information, including, without limitation, information concerning the operational, sales, promotional, and marketing methods and techniques of Precision and the System. PETRO covenants as follows:

     10.3.1 During the term of this Agreement, except as otherwise approved in writing by Precision, PETRO shall not, either directly or indirectly, or for itself or through or on behalf of, or in conjunction with any person, persons, or legal entity, own, maintain, operate, engage in, be employed by, or have any interest in any business involving the offer, sale or operational support of franchises or businesses similar to the business being conducted by Precision franchises.

     10.4 Section 10.3 shall not apply to ownership by PETRO of less than a five percent (5%) beneficial interest in the outstanding equity securities of any publicly held corporation or to the ownership or rental of real estate to any third party, including a Getty dealer, upon which a business similar to the Precision franchised business is located.

     10.5 The parties agree that each of the foregoing covenants shall be construed as independent of every other covenant or provision of this Agreement. If all or any portion of a covenant in this Article is held unreasonable or unenforceable by a court or tribunal having jurisdiction in an unappealable final decision to which Precision is a party, PETRO expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Article.

     10.6 PETRO understands and acknowledges that Precision shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in this Article which imposes an obligation on PETRO, or any portion thereof, without PETRO's consent effective immediately upon receipt by PETRO of written notice thereof and PETRO agrees to comply forthwith with any covenant as so reduced, or, if PETRO does not agree, to terminate this Agreement. Notwithstanding the foregoing, Precision shall not in any way reduce the scope of any covenant if such reduction would in any way effect PETRO's rights hereunder.

     10.7 PETRO acknowledges that any material failure to comply with the requirements of this Article will cause Precision irreparable injury for which no adequate remedy at law may be available. Accordingly, upon notice and receipt of proper service of process, PETRO consents to the issuance of an order of specific performance, temporary restraining order, or preliminary or permanent injunction against violation by PETRO of the terms of this Article.

     10.8 Notwithstanding anything in this Article X, Precision acknowledges and understands that Getty's dealers perform repair services, change oil, wash cars and perform other services similar to Precision Franchises, and that such dealers may continue to do so in the future.


                      ARTICLE XI.   INDEPENDENT CONTRACTOR
                      ------------------------------------

     11.1 It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that both parties shall are independent contractors, and that nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     11.2 During the term of this Agreement, each party shall hold itself out to the public as an independent contractor operating pursuant to an arm's length agreement. Each party agrees to take such action as may be necessary to do so.

     11.3 It is understood and agreed that nothing in this Agreement authorizes either party to make any contract, agreement, warranty, or representation on the other's behalf, or to incur any debt or obligation in the other's name; and that neither party shall in any event assume liability for, or be deemed liable hereunder as a result of any such action; nor shall either party be liable by reason of any act or omission of the other in the conduct of its business or for any claim or judgment arising therefrom against PETRO or Precision.


                         ARTICLE XII.   INDEMNIFICATION
                         ------------------------------

     12.1 As used in this Article XII, the phrase "losses and expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, lost profits, reasonable attorneys' fees, accountants' fees, expert witness fees, expenses, court costs, settlement amounts, judgments, compensation for damages to reputation and goodwill, costs of or resulting from delays, financing, cost of advertising material and media time/space, and cost of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

     12.2 Each party shall, at all times, indemnify and hold harmless to the fullest extent permitted by law the other and its affiliates, successors and assigns and respective directors, officers, employees, agents and their representatives (collectively, the "Indemnitees") from all losses and expenses incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

               12.2.1 a violation, breach or asserted violation or breach of any contract, federal, state or local law, regulation, rule, order, standard or directive, or of any industry standard;

               12.2.2  libel, slander or any other form of defamation;

               12.2.3 a violation or breach of any warranty, representation, agreement or obligation in this Agreement;

               12.2.4 acts, errors or omissions of a party or any of its agents, servants, employees, contractors, partners, affiliates or representatives; and

               12.2.5 claims for patent or trademark misuse or infringement (in the case of Getty only as to the Getty(R) trademarks).

     12.3 Each party shall promptly notify the other of any action, suit, proceeding, claim, demand, inquiry or investigation as described in Section
12.2. If a party is or may be named as a party in any such action, said may elect (but under no circumstances will be obligated) to undertake the defense and/or settlement thereof. No such understanding shall, in any manner or form, diminish one party's obligation to indemnify the other in respect thereof and to hold it harmless.

     12.4 With respect to any action suit, prosecution, claim demand, inquiry or investigation either party may, at any time and without notice, in order to protect persons or property or the reputation or goodwill of said party or others, order, consent or agree to any settlement or take any remedial or corrective action as said party deems expedient, if, in said party's sole judgment, there are reasonable grounds to believe that:

               12.4.1  any of the acts or circumstances enumerated in Section
          12.2 have occurred; or

               12.4.2 any act, error, or omission which may result directly or indirectly in damage, injury or harm to any person or any property.

     12.5 All losses and expenses incurred under this Article shall be chargeable to and paid pursuant to the obligations of indemnity hereunder, regardless of any actions, activity or defense undertaken or the subsequent success or failure of such actions, activity or defense. A party may offset any loss or expense for which it is required to indemnify hereunder against any amount or sum payable.

     12.6 Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim. The failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by the Indemnitees.

     12.7 The Indemnitees assume no liability whatsoever for any acts, errors, or omissions of any persons with whom it may contract, regardless of the purpose.


                     ARTICLE XIII.   APPROVALS AND WAIVERS
                     -------------------------------------

     13.1 Neither party makes any warranties or guarantees upon which the other may rely, and assumes no liability or obligation to the other by providing any waiver, approval, consent, or suggestion in connection with any consent, or by reason of any neglect, delay, or denial of any request therefor.

     13.2 No failure by a party to exercise any power reserved to it under this Agreement, or to insist upon compliance with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of rights to demand exact compliance with any of the terms of this Agreement. Waiver, express or otherwise, of any particular default shall not affect or impair the rights with respect to any subsequent default of the same or a different nature; nor shall any delay, forbearance, or omission to exercise any power or right arising out of a breach or default of any of the terms, provisions, or covenants of this Agreement affect or impair any rights; nor shall such constitute a waiver of any rights hereunder or rights to declare any subsequent breach or default.


                             ARTICLE XIV.  NOTICES
                             ---------------------

     14.1 All notices hereunder shall be in writing and shall be personally delivered, telecopied, or mailed by certified or registered mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to Precision:    PRECISION AUTO CARE
                              Attn: Office of the General Counsel
                              748 Miller Drive, S.E.
                              Leesburg, Virginia   20175
                              Facsimile (703) 771-7108

     Notices to PETRO:       PETRO USA INC.
                             c/o GETTY PETROLEUM MARKETING INC.
                             Attn: Vincent J. DeLaurentis
                             125 Jericho Turnpike
                             Jericho, New York 11753
                             Facsimile (516) 338-6062

Notice shall be deemed received by the addressee on the earlier of actual receipt or five (5) business days after transmission when transmitted in compliance with this Section.


                         ARTICLE XV.   ENTIRE AGREEMENT
                         ------------------------------

     15.1 This Agreement, the documents referred to herein and the attachments hereto constitute the entire, full, and complete agreement between Precision and PETRO concerning the subject matter hereof, and supersede all prior and contemporaneous agreements, promises, representations and statements, oral or written.

     15.2 No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.


                  ARTICLE XVI.   SEVERABILITY AND CONSTRUCTION
                  --------------------------------------------

     16.1 Except as expressly provided to the contrary herein each portion, section, part, term and/or provision of this Agreement shall be considered severable; and if, for any reason, a portion, section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid portions, sections, parts, and/or provisions shall be deemed not to be a part of this Agreement.

     16.2 Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than PETRO, or Precision, and such of PETRO's and Precision's respective successors and assigns as may be contemplated (and, as to PETRO, permitted) by this Agreement, any rights or remedies under or by reason of this Agreement.

     16.3 PETRO and Precision expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Precision is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

     16.4 All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

     16.5 All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable.


                         ARTICLE XVII.  APPLICABLE LAW
                         -----------------------------

     17.1 This Agreement shall be interpreted and construed under the laws of New York, which laws shall prevail in the event of any conflict of law; provided, however, that if any of the provisions of this Agreement would not be enforceable under the laws of New York, then such provisions shall be interpreted and construed under the laws of the state in which the principal office of Precision is located.

     17.2 The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought in the judicial district in which either party has its principal place of business and do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

     17.3 No right or remedy conferred upon or reserved to Precision or PETRO by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     17.4 Nothing herein contained shall bar either party's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.


                        ARTICLE XVIII.   ACKNOWLEDGMENTS
                        --------------------------------

     18.1 PETRO acknowledges that it has read and understood this Agreement, the Exhibits hereto, and any agreements relating hereto, and that Precision has accorded PETRO ample time and opportunity to consult with advisers of PETRO's own choosing about the potential risks and benefits of entering into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement as noted below.

                              PETRO USA INC.


                              By:
                                  ----------------------------
                              Name: Vincent J. DeLaurentis
                              Its: President and COO


                              PRECISION AUTO CARE, INC.


                              By:
                                  ----------------------------
                              Name: Charles L. Dunlap
                              Its: President and CEO


                              GETTY PETROLEUM MARKETING INC.
                              (solely as a party for the guaranty of
                              PETRO USA INC's performance of the
                              obligations set forth herein)


                              By:
                                  ----------------------------
                              Name: Vincent J. DeLaurentis
                              Its: President and COO